UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2008

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4296 Forbes Boulevard, Lanham, Maryland		20706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2008, the Company awarded bonuses to its named executive officers in the form of restricted stock awards under the Company's 2005 Stock Award Plan. The following table sets forth the stock awards made on January 31, 2008 to the Company's named executive officers. Each award vests over one year, with 20% vesting on the grant date and 80% vesting on the one year anniversary of the grant date. Vesting accelerates in certain circumstances related to a change in control of the Company. The foregoing description of the restricted stock awards is qualified in its entirety by reference to the full text of the Restricted Stock Agreements applicable to the awards, the form of which will be filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2007.

Named Executive Officer................................................Award Amount

Richard Rudman, CEO, Chairman and President....................9,861
Robert Lentz, Chief Technology Officer.................................3,081
Stephen Vintz, Chief Financial Officer...................................4,931
William Wagner, Chief Marketing Officer.............................2,582
Norman Weissberg, Vice President, North American Sales...4,215

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

February 6, 2008	By:	Stephen Vintz

Name: Stephen Vintz
Title: Chief Financial Officer and Treasurer